As filed with the Securities and Exchange Commission on January 11, 2018

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

TRIMBLE INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	94-2802192
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

935 Stewart Drive

Sunnyvale, California 94085

(Address of Principal Executive Offices, Including Zip Code)

Trimble Inc. Amended and Restated 2002 Stock Plan

(Full Title of the Plans)

James A. Kirkland	Copy to:
Vice President, General Counsel	Thomas J. Ivey
Trimble Inc.	Skadden, Arps, Slate, Meagher & Flom LLP
935 Stewart Drive	525 University Avenue
Sunnyvale, California 94085	Suite 1100
(Name and Address of Agent For Service)	Palo Alto, California 94301

(408) 481-8000	(650) 470-4500
(Telephone Number, including Area Code, of Agent For Service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large Accelerated Filer	☒	Accelerated Filer	☐

Non-accelerated Filer	☐	Smaller Reporting Company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee (3)
Common Stock, $0.001 par value, to be issued under the Trimble Inc. Amended and Restated 2002 Stock Plan (1)	12,000,000	$42.24	$506,880,000.00	$63,106.56

(1)	In addition, pursuant to Rule 416(c) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement also covers an indeterminate number of shares of common stock, $0.001 par value (“Common Stock”) of the Registrant, which may become issuable under the Trimble Inc. Amended and Restated 2002 Stock Plan being registered pursuant to this Registration Statement by reason of any stock dividend, stock split, recapitalization or any other similar transaction effected without the receipt of consideration which results in an increase in the number of the Registrant’s outstanding shares of Common Stock.
(2)	Estimated solely for the purposes of calculating the registration fee pursuant to Rules 457(c) and (h) under the Securities Act on the basis of the average of the high and low sale prices for a share of the Registrant’s Common Stock as reported on the Nasdaq Global Select Market on January 10, 2018.
(3)	Determined in accordance with Section 6(b) of the Securities Act at a rate equal to $124.50 per $1,000,000 of the proposed maximum aggregate offering price.

This Registration Statement shall become effective upon filing in accordance with Rule 462(a) under the Securities Act.

EXPLANATORY NOTE

Pursuant to General Instruction E of Form S-8, the Registrant is filing this registration statement on Form S-8 with the Securities and Exchange Commission (the “Commission”) to include an additional 12,000,000 shares under the Registrant’s Amended and Restated 2002 Stock Plan. Pursuant to such Instruction E, the contents of the Registrant’s Forms S-8, on Registration Statement No. 333-97979 filed with the Commission on August 13, 2002, Registration Statement No. 333-118212 filed with the Commission on August 13, 2004, Registration Statement No. 333-138551 filed with the Commission on November 9, 2006, Registration Statement No. 333-161295 filed with the Commission on August 12, 2009, and Registration Statement No. 333-183229 filed with the Commission on August 10, 2012 are hereby incorporated by reference.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

(a)	The Registrant’s Annual Report on Form 10-K, for the fiscal year ended December 30, 2016, filed on February 24, 2017;

(b)	The Registrant’s Current Reports on Form 8-K, filed on February 7, 2017, May 8, 2017, September 15, 2017 (on Form 8-K/A), November 15, 2017 and January 3, 2018, except any report or portion of a report that is not deemed filed shall not be incorporated by reference into this Registration Statement;

(c)	The Registrant’s Quarterly Reports on Form 10-Q, for the quarter ended March 31, 2017, filed on May 8, 2017, for the quarter ended June 30, 2017, filed on August 8, 2017, and for the quarter ended September 29, 2017, filed on November 7, 2017;

(d)	To the extent incorporated by reference in the Annual Report on Form 10-K, for the fiscal year ended December 30, 2016, the Registrant’s Definitive Proxy Statement on Form DEF 14A, filed on March 23, 2017; and

(e)	The description of the Registrant’s Common Stock which is contained in the Registrant’s Current Report on Form 8-K, filed with the Commission on January 3, 2018.

All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 (the “Exchange Act”), after the date hereof and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters the securities covered hereby then remaining unsold, shall also be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents, except as to any portion of any future annual, quarterly or current report of the registrant or document that is not deemed filed under such provisions. Unless expressly incorporated into this Registration Statement, a report (or portion thereof) “furnished” on Form 8-K shall not be incorporated by reference into this Registration Statement. Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4. Description of Securities

Not applicable.

Item 5. Interests of Named Experts and Counsel

Skadden, Arps, Slate, Meagher & Flom LLP, Palo Alto, California, will pass upon the validity of the shares of Common Stock offered hereby.

Item 6. Indemnification of Directors and Officers

Section 145 of the Delaware General Corporation Law (the “DGCL”) provides that a corporation may indemnify its directors and officers, as well as other employees and individuals, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement in connection with specified actions, suits or proceedings, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation – a “derivative action”), if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful. A similar standard is applicable in the case of derivative actions, except that indemnification only extends to expenses (including attorneys’ fees) incurred in connection with the defense or settlement of such actions, and the statute requires court approval before there can be any indemnification in which the person seeking indemnification has been found liable to the corporation. The statute provides that it is not exclusive of other indemnification that may be granted by a corporation’s bylaws, disinterested director vote, stockholder vote, agreement or otherwise.

Article VIII of the Registrant’s By-Laws requires indemnification of directors and officers of the Corporation against expenses (including attorney’s fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Registrant, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person’s conduct was unlawful. Article VIII of the Registrant’s By-Laws allows empowers the Registrant to purchase insurance on behalf of any person whom the Registrant is required or permitted to indemnify.

Section 102(b)(7) of the DGCL permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability for (a) any breach of the director’s duty of loyalty to the corporation or its stockholders, (b) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (c) payments of unlawful dividends or unlawful stock repurchases or redemptions, or (d) any transaction from which the director derived an improper personal benefit.

Article SIXTH of the Registrant’s Certificate of Incorporation provides that the Registrant shall indemnity its directors and officers to the fullest extent authorized or permitted by applicable law, as now or hereafter in effect, including the right to be paid by the Registrant the expenses incurred in defending or otherwise participating in any proceeding in advance of its final disposition. Any repeal or modification of Article SIXTH by the stockholders of the Registrant shall not adversely affect any rights to indemnification and to the advancement of expenses of a director or officer of the Registrant existing at the time of such repeal or modification with respect to any acts or omissions occurring prior to such repeal or modification.

The Registrant has entered into indemnification agreements with each of the Registrant’s current directors and executive officers which provide for indemnification of, and advancement of expenses to, such persons to the fullest extent permitted by Delaware law, including by reason of action or inaction occurring in the past and circumstances in which indemnification and advancement of expenses are discretionary under Delaware law. In addition, the Registrant maintains insurance on behalf of its directors and executive officers insuring them against any liability asserted against them in their capacities as directors or officers or arising out of this status.

Item 7. Exemption From Registration Claimed

Not applicable.

Item 8. Exhibits

Exhibit No.	Description of Exhibit

4.1	Trimble Inc. Amended and Restated 2002 Stock Plan. (1)

5.1	Opinion of Skadden, Arps, Slate, Meagher & Flom LLP regarding the legality of the securities being registered.

23.1	Consent of Independent Registered Public Accounting Firm.

23.2	Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included in Exhibit 5.1).

24.1	Power of Attorney (included on signature page).

(1)	Incorporated by reference to Appendix A to the Registrant’s Definitive Proxy Statement on Form DEF 14A, filed on March 23, 2017.

Item 9. Undertakings

1. The undersigned Registrant hereby undertakes:

(a)	To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)	To include any prospectus required by section 10(a)(3) of the Securities Act;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement.;

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

Provided, however, that paragraphs (a)(i) and (a)(ii) do not apply if the Registration Statement is on Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

(b)	That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

2.	The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.	Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Sunnyvale, State of California, on this 11th day of January, 2018.

TRIMBLE INC.

By:	/s/ Steven W. Berglund
Name:	Steven W. Berglund
Title:	President and Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Steven W. Berglund as his or her true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him and in his name, place, and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) and additions to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Steven W. Berglund Steven W. Berglund	President, Chief Executive Officer & Director (Principal Executive Officer)	January 11, 2018

/s/ Robert G. Painter Robert G. Painter	Chief Financial Officer (Principal Financial Officer)	January 11, 2018

/s/ Julie A. Shepard Julie A. Shepard	Chief Accounting Officer (Principal Accounting Officer)	January 11, 2018

/s/ Kaigham (Ken) Gabriel Kaigham (Ken) Gabriel	Director	January 11, 2018

/s/ Merit E. Janow Merit E. Janow	Director	January 11, 2018

/s/ Meaghan Lloyd Meaghan Lloyd	Director	January 11, 2018

/s/ Ulf J. Johansson Ulf J. Johansson	Chairman of the Board, Director	January 11, 2018

/s/ Mark S. Peek Mark S. Peek	Director	January 11, 2018

Ron S. Nersesian	Director

/s/ Nickolas W. Vande Steeg Nickolas W. Vande Steeg	Vice Chairman of the Board, Director	January 11, 2018